As filed with the Securities and Exchange Commission on December 21, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCR Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1700 South Patterson Blvd. Dayton, Ohio	45479
(Address of Principal Executive Offices)	(Zip Code)

NCR Corporation Employee Stock Purchase Plan

(Full Title of the Plan)

Nelson F. Greene

Vice President, Deputy General Counsel and Assistant Secretary

NCR Corporation

1700 South Patterson Blvd.

Dayton, Ohio 45479

(937) 445-5000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	4,000,000 shares	(1)	$41.73	(2)	$166,920,000	$17,860.44

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933 (“Securities Act”), this Registration Statement also covers any additional securities to be offered or issued pursuant to the NCR Corporation Employee Stock Purchase Plan (the “Plan”), including a number of shares as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.
(2)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sales price of the Common Stock of NCR Corporation (“Registrant”) as reported on the New York Stock Exchange on December 19, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

Pursuant to Note to Part I of Form S-8, not filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Pursuant to Note to Part I of Form S-8, not filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents that have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference (Commission File No. 001-00395):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006;

(c) The Registrant’s Current Reports on Form 8-K, filed January 30, February 9, March 6, April 20, April 26, May 2, June 1, July 27, September 27 and December 20, 2006; and

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10, filed with the Commission on September 26, 1996, including the exhibits thereto, as amended by Amendment No. 1 thereto filed on Form 10/A on October 31, 1996, Amendment No. 2 thereto filed on Form 10/A on November 22, 1996, and Amendment No. 3 thereto filed on Form 10/A on November 26, 1996, and any other amendment or report filed with the Commission for the purpose of updating that description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Registrant by Nelson F. Greene, an employee of the Registrant and its Vice President, Deputy General Counsel and Assistant Secretary. Mr. Greene is eligible to participate in the Plan, and also owns shares of the Registrant’s Common Stock and options to purchase shares of the Registrant’s Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter requires us, to the maximum extent permitted by Maryland law, to indemnify (a) any present or former director or officer or (b) any individual who, while a director or officer and, at our request, serves or has served another enterprise against any claim or liability arising from that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Bylaws also obligate us to provide such indemnification and advance of expense. If we (a) deny an indemnification request, in whole or in part, or (b) make no determination of an indemnification request within 60 days, a director or officer may petition a court of competent jurisdiction.

We currently have in effect a directors' and officers' liability insurance policy in order to protect against liability, including with respect to the matters covered by the foregoing indemnities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The following instruments and documents are included as Exhibits to this Registration Statement.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of NCR Corporation, as amended May 14, 1999 (Exhibit 3.1 to the NCR Corporation Form 10-Q for the period ended June 30, 1999) and Articles of Amendment and Restatement and Articles Supplementary of NCR Corporation (Exhibit 3.1 to the NCR Corporation Annual Report on Form 10-K for the year ended December 31, 1996 (the “1996 NCR Annual Report”)).*

3.2	Bylaws of NCR Corporation, as amended and restated on January 25, 2006 (Exhibit 3.1 to the NCR Corporation Form 8-K filed January 30, 2006).*

4.1	Common Stock Certificate of NCR Corporation (Exhibit 4.1 to the NCR Corporation Annual Report on Form 10-K for the year ended December 31, 1999).*

4.2	NCR Corporation Employee Stock Purchase Plan (Exhibit C to the NCR Corporation Proxy Statement filed with the Commission on March 10, 2006).*

5	Opinion of Nelson F. Greene, Vice President, Deputy General Counsel and Assistant Secretary of NCR Corporation.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Nelson F. Greene (contained in opinion filed as Exhibit 5).

24	Powers of Attorney (contained in signature page of the Registration Statement).

*	Incorporated herein by reference as indicated.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton and State of Ohio, on the 21st day of December, 2006.

NCR CORPORATION

By:	/s/ Peter J. Bocian
Peter J. Bocian, Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of NCR Corporation, hereby severally constitute and appoint Peter Lieb and Nelson F. Greene, our true and lawful attorneys, with full power to each of them, to sign for us in our names in the capacities indicated below all post-effective amendments to this Registration Statement, as amended, and generally to do all things in our names and on our behalf in such capacities to enable NCR Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ James M. Ringler James M. Ringler	Chairman of the Board of Directors	December 20, 2006

/s/ William R. Nuti William R. Nuti	President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2006

/s/ Peter J. Bocian Peter J. Bocian	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2006

/s/ Edward P. Boykin Edward P. Boykin	Director	December 19, 2006

/s/ Gary Daichendt Gary Daichendt	Director	December 20, 2006

/s/ Mark P. Frissora Mark P. Frissora	Director	December 20, 2006

/s/ Linda Fayne Levinson Linda Fayne Levinson	Director	December 19, 2006

/s/ Victor Lund Victor Lund	Director	December 19, 2006

/s/ C.K. Prahalad C.K. Prahalad	Director	December 21, 2006

/s/ William S. Stavropoulos William S. Stavropoulos	Director	December 20, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of NCR Corporation, as amended May 14, 1999 (Exhibit 3.1 to the NCR Corporation Form 10-Q for the period ended June 30, 1999) and Articles of Amendment and Restatement and Articles Supplementary of NCR Corporation (Exhibit 3.1 to the NCR Corporation Annual Report on Form 10-K for the year ended December 31, 1996 (the “1996 NCR Annual Report”)).*

3.2	Bylaws of NCR Corporation, as amended and restated on January 25, 2006 (Exhibit 3.1 to the NCR Corporation Form 8-K filed January 30, 2006).*

4.1	Common Stock Certificate of NCR Corporation (Exhibit 4.1 to the NCR Corporation Annual Report on Form 10-K for the year ended December 31, 1999).*

4.2	NCR Corporation Employee Stock Purchase Plan (Exhibit C to the NCR Corporation Proxy Statement filed with the Commission on March 10, 2006).*

5	Opinion of Nelson F. Greene, Vice President, Deputy General Counsel and Assistant Secretary of NCR Corporation.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Nelson F. Greene (contained in opinion filed as Exhibit 5).

24	Powers of Attorney (contained in signature page of the Registration Statement).

*	Incorporated herein by reference as indicated.